As filed with the Securities and Exchange Commission on December 21, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSMONTAIGNE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-2037221 (I.R.S. Employer Identification No.)

1670 Broadway, Suite 3100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

TRANSMONTAIGNE SERVICES INC. LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Randall J. Larson
Chief Executive Officer, President and

Chief Financial Officer

TransMontaigne GP L.L.C.
1670 Broadway, Suite 3100
Denver, Colorado 80202
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (303) 626-8200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common units representing limited partner interests	291,790 common units	$27.48	$8,018,389	$246

(1)                  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of common units representing limited partner interests shown above, any additional common units that become issuable under the plan by reason of any dividend, split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s common units.

(2)                  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices reported for the registrant’s common units on the New York Stock Exchange on December 17, 2007.

EXPLANATORY NOTE

           On May 25, 2005, TransMontaigne Partners L.P., a Delaware limited partnership  (the “Partnership”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act a registration statement on Form S-8, Registration Statement No. 333-125209, covering the registration of 200,000 of its common units representing limited partnership interests authorized for issuance under the TransMontaigne Services Inc. Long Term Incentive Plan as then in effect (the “Plan”).   Under the Plan, the number of common units available for awards under the Plan automatically increases on January 1 of each calendar year by two percent of the total number of common and subordinated units of the Partnership outstanding as of the end of the Partnership’s preceding fiscal year.  This registration statement registers an additional 291,790 common units authorized for issuance under the Plan as a result of the foregoing automatic increases in the number of units available for awards under the Plan on each of January 1, 2006 and January 1, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*  The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. According to the Note to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

           Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-125209 are incorporated herein by reference.

           Additionally, the following documents and all other documents subsequently filed with the Commission by the Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all the Partnership’s common units offered hereby have been sold or that deregisters all such common units then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

(a)           The Partnership’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b)          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

(c)           The description of the Partnership’s common units contained in the Partnership’s Registration Statement on Form 8-A (Registration Statement No. 001-32505) filed with the Commission on May 17, 2005, including any amendments or reports filed with the Commission for the purpose of updating such description.

           In addition, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

           To the extent that any current report on Form 8-K is incorporated by reference herein, such incorporation shall not include any information contained in such Form 8-K which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 8. Exhibits.

           The following documents are filed as a part of this registration statement:

Exhibit Number	Document Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 21, 2007.

TRANSMONTAIGNE PARTNERS L.P.

By:	TransMontaigne GP L.L.C., its General Partner

By:	/s/ Randall J. Larson
Randall J. Larson Chief Executive Officer, President and Chief Financial Officer

POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall J. Larson and Erik B. Carlson, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

TransMontaigne GP L.L.C., as the general partner of TransMontaigne Partners L.P.

Signature	Title	Date

/s/ Randall J. Larson		December 21, 2007
Randall J. Larson	Chief Executive Officer, President and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

/s/ William S. Dickey		December 21, 2007
William S. Dickey	Executive Vice President, Chief Operating Officer and Director

/s/ Donald H. Anderson		December 21, 2007
Donald H. Anderson	Chairman and Director

/s/ Javed Ahmed		December 21, 2007
Javed Ahmed	Director

/s/ Jerry R. Masters		December 21, 2007
Jerry R. Masters	Director

/s/ David A. Peters		December 21, 2007
David A. Peters	Director

/s/ D. Dale Shaffer		December 21, 2007
D. Dale Shaffer	Director

/s/ Rex L. Utsler		December 21, 2007
Rex L. Utsler	Director

Index to Exhibits

Exhibit Number	Document Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).